UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 8, 2011

Cliffs Natural Resources Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-08944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Public Square, Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 694-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2011, the Board of Directors of Cliffs Natural Resources Inc. (the “Company”) adopted the Cliffs Natural Resources Inc. 2012 Non-Qualified Deferred Compensation Plan (the “Plan”), effective as of January 1, 2012. The Plan is designed to be a successor deferred compensation plan for the Company’s 2005 Voluntary Non-Qualified Deferred Compensation Plan, as amended. The Company’s corporate officers, mine managers, and employees in “Salary Band E” or higher, including the Company’s named executive officers, are eligible to participate in the Plan, subject to limited exceptions as described in the Plan.

Each participant under the Plan will be permitted to defer up to 50% of his or her annual base salary and up to 100% of his or her annual bonus for a calendar year. Discretionary payments under the Cliffs Natural Resources Inc. and Associated Employers Salaried Employees Savings Plan or the Northshore Mining Company and Silver Bay Power Company Retirement Savings Plan (together, the “Savings Plans”) that are otherwise limited under certain sections of the Internal Revenue Code will be deferred as an employer contribution. In addition, the Company will make supplemental matching contributions under the Plan for certain participants in amounts equal to the difference between (1) the total matching contribution amounts that would have resulted under the Savings Plans if certain limitations under the Internal Revenue Code did not apply and (2) the total matching contribution amounts actually allocated under the Savings Plans.

All participants’ accounts under the Plan will be fully vested and nonforfeitable at all times. Deferred or contributed amounts under the Plan will be adjusted quarterly to reflect deemed earnings or losses based on deemed investment measures. Participants in the Plan will receive distributions following termination, death or disability, or upon a change in control (as disability and change in control are defined in the Plan). Distributions will generally be made in the form of one lump sum payment (subject to one-time subsequent deferral elections under certain circumstances and certain automatic cash-out provisions), except that participants may elect to have distributions made in annual installments in the event of termination for reasons other than death or disability.

The Plan is filed as Exhibit 10.1 to this Current Report, and the foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan under Exhibit 10.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Cliffs Natural Resources Inc. 2012 Non-Qualified Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLIFFS NATURAL RESOURCES INC.

By:	/s/ P. Kelly Tompkins
Name: P. Kelly Tompkins
Title: Executive Vice President - Legal, Government Affairs and Sustainability & Chief Legal Officer

Date:  November 8, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.1	Cliffs Natural Resources Inc. 2012 Non-Qualified Deferred Compensation Plan